Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated combined statements of operations of BRAC for the six months ended June 30, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of operations of BRAC and the historical combined statements of operations of AEII/WPT, giving effect to the following transactions (for purposes of this section, collectively, the “Transactions”) as if they had been consummated on January 1, 2018, the beginning of the earliest period presented:

•	The merger of AEII and Noble with and into BRAC (collectively, the “Mergers”), whereupon BRAC acquired two of Ourgame’s (Ourgame is also referred to as “Parent”) global esports and entertainment assets, AEII and WPT. Upon consummation of the Mergers, BRAC issued the former of AEII and WPT owners and their designees an aggregate of 11,602,754 shares of BRAC common stock and (ii) an aggregate of 3,800,003 five-year warrants to purchase BRAC common stock at a price per share of $11.50 (“BRAC Warrants”), which warrants are identical to BRAC’s outstanding public warrants.

•	The payment of approximately $35 million to Ourgame as originally stated in the Agreement was, pursuant to the Amendment, restated such that BRAC (i) made a $1.9 million payment in cash to Ourgame, (ii) made a $12.1 million payment in the form of 1,842,831 shares of BRAC common stock at a rate of $6.59 per share to Ourgame and their designees, (iii) assumed $10 million in convertible notes (the “Ourgame Notes”) issued by Ourgame in November of 2018 plus accrued interest of approximately $1.2 million on the Ourgame Notes and (iv) satisfied approximately $8.8 million of liabilities (the “Payables”) owed to employees and contractors of Allied/WPT by Ourgame. The maturity of the Ourgame Notes has been extended from one year following the date of issue to one year and two weeks following the date of the closing of the Mergers. Payables in the amount of $7.2 million converted to 1,085,848 shares BRAC common stock at the rate of $6.59 per share with the remaining $1.6 million paid in cash, $50,000 of which will be paid to a contractor, and the remaining $1,550,000 to Mr. Adam Pliska, who serves as President and CEO of the WPT entities and as an executive for Ourgame, and who will serve as President of BRAC and CEO of the WPT Entities after the consummation of the Mergers. The payments will be applied first to the intercompany payable owed by AEII/WPT to Ourgame with the balance applied to equity.

•	The issuance of 1,424,500 shares of BRAC common stock as a result of BRAC stock rights accruing upon the consummation of a business transaction.

•	The conversion of 9,246,727 shares of common stock in connection with the Interim Meeting at the net trust value per share for the eligible converting shareholders (approximately $10.28 per share on June 30, 2019).

•	The conversion of the $600,000 of convertible notes payable to the Sponsor into 66,000shares of BRAC common stock including the issuance 60,000 shares of BRAC common stock and an additional 6,000 shares of BRAC common stock as a result of BRAC stock rights accruing upon the consummation of the Mergers. The remaining $150,000 of convertible notes payable were repaid to the Sponsor.

•	The issuance by BRAC of common stock to satisfy contingent transaction costs totaling $5,882,561 at a rate of $6.59 per share.

•	The purchase of shares of common stock for a total purchase price of $18.0 million by the Subscribers either through the open market, through privately negotiated transactions or directly from BRAC at a purchase price of $10.30. Approximately $17.5 million of the Subscribers commitment was fulfilled through purchases of public shares on the open market or through privately negotiated transactions and the remaining $0.5 million was fulfilled through by a purchase of shares directly from BRAC. The Subscribers also receive one and a half bonus shares for every ten shares of common stock purchased. Additionally, the Sponsor will transfer to the Subscribers an aggregate of 720,000 shares of BRAC common stock currently owned by the Sponsor. The Subscribers included a $3 million investment from Lyle Berman, a member of the board of directors of both BRAC and the Sponsor and the largest shareholder of the Sponsor. Additionally, $5 million was transferred into an escrow account and its usage will be limited to specific capital projects.

1

The unaudited pro forma condensed combined balance sheet of BRAC as of June 30, 2019 combines the historical condensed balance sheet of BRAC and the historical condensed combined balance sheet of AEII/WPT, giving effect to the Transactions as if they had been consummated on June 30, 2019.

The historical combined financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on BRAC’s results following the completion of the business combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•	the historical audited and unaudited consolidated financial statements of BRAC included in the BRAC’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q;

•	the historical audited combined financial statements of AEII/WPT included elsewhere in this Current Report on Form 8-K and in the Proxy Statement; and

•	other information relating to BRAC and AEII/WPT contained in this Current Report on Form 8-K and in the Proxy Statement.

Public stockholders redeemed , upon the extension date, 9,246,727 shares of BRAC common stock then held by them for cash equal to their pro rata share of the aggregate amount then on deposit (as of two business days prior to the extension date) in the Trust Account. Additionally, public stockholders redeemed, upon the closing of the business combination, an additional 3,015,124 shares of BRAC common stock then held by them for cash equal to their pro rata share of the aggregate amount remaining on deposit (as of two days prior to the closing of the business combination) in the Trust Account. For illustrative purposes, based on the fair value of the marketable securities held in Trust Account as of June 30, 2019, of approximately $141.9 million (after estimated tax and franchise tax liabilities), the estimated per share redemption price would have been approximately$10.28.

The unaudited pro forma condensed consolidated combined financial statements assume that 12.3 million shares of BRAC common stock are redeemed, resulting in: (i) an aggregate payment of approximately $126.1 out of the Trust Account to redeeming public shareholders, (ii) the purchase of 479,546 shares of BRAC common stock by the Purchasers pursuant to the purchase agreements for aggregate proceeds of approximately $4.9 million and the issuance of 262,527bonus shares of BRAC common stock to the Purchasers and the transfer of 720,000 shares of BRAC common stock from the Sponsor to the Purchasers (iv) the transfer of 600,000 shares of BRAC common stock from the Sponsor to Ourgame.

The unaudited pro forma condensed combined financial statements have been prepared on the basis that the acquisition of the AEII/WPT under the Agreement has been accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, BRAC will be treated as the acquired company and AEII/WPT will be treated as the acquirer for financial reporting purposes.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed consolidated combined financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination and the other related transactions contemplated by the Agreement occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of BRAC following the completion of the business combination and the other related Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

2

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

As of June 30, 2019

(in thousands)

	BRAC(A)	AEII/WPT(B)	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS:
Current assets:
Cash and cash equivalents	$35	$6,969	$9,725	(C)	$16,729
Restricted cash	–	–	5,000	(D)	5,000
Accounts receivable	–	2,914	–		2,914
Prepaid expenses and other current assets	62	862	–		924
Total current assets	97	10,745	14,725		25,567
Property and equipment, net	–	19,756	–		19,756
Goodwill	–	4,084	–		4,084
Intangible assets, net	–	16,066	–		16,066
Deposits	–	633	–		633
Deferred production costs	–	10,736	–		10,736
Investment, ESA	–	1,139	–		1,139
Cash and marketable securities held in Trust Account	142,048	–	(142,048)	(E)	–
Total assets	$142,145	$63,159	$(127,323)		$77,981

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$139	$1,219	$–		$1,358
Accrued expenses	–	3,198	–		3,198
Deferred revenue	–	3,223	–		3,223
Due to Parent	–	32,703	(32,703)	(H)	–
Employee payable	–	–	–		–
Accounts payable, related party	10	–	–		10
Income taxes payable	108	–	–		108
Convertible notes payable	–	3,000	(3,000)	(I)	–
Convertible notes payable, related party	–	1,000	(1,000)	(I)	–
Note payable, related party	750	–	(750)	(J)	–
Total current liabilities	1,007	44,343	(37,453)		7,897
Interest payable	–	–	1,200	(H)	1,200
Convertible notes payable	–	–	12,064	(I)	12,064
Convertible notes payable, related party	–	–	894	(I)	894
Deferred rent	–	1,452	–		1,452
Total liabilities	1,007	45,795	(23,295)		23,507

Common stock subject to redemption	136,138	–	(136,138)	(L)	–

Stockholders' equity:
Preferred stock.	–	–	–		–
Common stock	–	–	3	(M)	3
Additional paid in capital	3,094	–	59,736	(N)	62,830
Parent's net investment	–	17,364	(17,364)	(O)	–
Retained earnings (accumulated deficit)	1,906	–	(10,265)	(Q)	(8,359)
Total stockholders' equity	5,000	17,364	32,110		54,474
Total liabilities and stockholders' equity	$142,145	$63,159	$(127,323)		$77,981

See notes to pro forma condensed consolidated combined financial statements

3

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Six Months Ended June 30, 2019

(in thousands, except share and per share data)

					Pro Forma
			Pro Forma		Statement of
	BRAC(A)	AEII/WPT(B)	Adjustments		Operations

Revenue	$–	$13,573	$–		$13,573

Costs and expenses:
Multiplatform (exclusive of depreciation and amortization)	–	2,121	–		2,121
Interactive (exclusive of depreciation and amortization)	–	1,406	–		1,406
In-person (exclusive of depreciation and amortization)		1,491	–		1,491
Online operating expenses	–	530	–		530
Selling and marketing expenses	–	1,939	–		1,939
General and administrative expenses	577	8,666	–		9,243
Depreciation and amortization	–	3,418	–		3,418
Impairment of investment in ESA	–	600	–		600
Loss from operations	(577)	(6,598)	–		(7,175)

Other income
Interest income	1,636	–	(1,636)	(C)	–
Unrealized gain on marketable securities held in Trust Account	(2)	–	2	(C)	–
Interest expense	–	(67)	(681)	(D)	(748)
Total other income	1,634	(67)	(2,315)		(748)

Income (loss) before taxes	1,057	(6,665)	(2,315)		(7,923)
Provision for income taxes	(386)	–	386	(E)	–

Net income (loss)	$671	$(6,665)	$(1,929)		$(7,923)

Weighted average shares outstanding, basic	4,424,041		18,665,764	(F)	23,089,805

Basic net income (loss) per common share	$(0.11)				$(0.34)

Weighted average shares outstanding, diluted	4,424,041		18,665,764	(F)	23,089,805

Diluted net income (loss) per common share	$(0.11)				$(0.34)

See notes to pro forma condensed consolidated combined financial statements

4

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2018

(in thousands, except share and per share data)

					Pro Forma
			Pro Forma		Statement of
	BRAC(A)	AEII/WPT(B)	Adjustments		Operations

Revenue	$–	$20,603	$–		$20,603

Costs and expenses:
Multiplatform (exclusive of depreciation and amortization)	–	2,297	–		2,297
Interactive (exclusive of depreciation and amortization)	–	2,474	–		2,474
In-person (exclusive of depreciation and amortization)	–	2,554	–		2,554
Online operating expenses	–	2,245	–		2,245
Selling and marketing expenses	–	4,023	–		4,023
General and administrative expenses	824	18,442	350	(C)	19,616
Depreciation and amortization	–	6,711	–		6,711
Impairment of investment in ESA	–	9,683	–		9,683
Impairment of deferred production costs and intangible assets	–	1,005	–		1,005
Loss from operations	(824)	(28,831)	(350)		(30,005)

Other income
Interest income	2,474	–	(2,474)	(D)	–
Unrealized gain on marketable securities held in Trust Account	67	–	(67)	(D)	–
Interest expense	–	(2,117)	(605)	(E)	(2,722)
Other income (expenses)	–	(72)	–		(72)
Total other income	2,541	(2,189)	(3,146)		(2,794)

Income (loss) before taxes	1,717	(31,020)	(3,496)		(32,799)
Provision for income taxes	(576)	–	576	(F)	–
Net income (loss)	1,141	(31,020)	(2,920)		(32,799)

Net loss attributable to non-controlling interest	–	404	–		404

Net income (loss) attributable to shareholders'	$1,141	$(30,616)	$(2,920)		$(32,395)

Weighted average shares outstanding, basic	4,361,619		18,728,186	(G)	23,089,805

Basic net income (loss) per common share	$(0.15)				$(1.40)

Weighted average shares outstanding, diluted	4,361,619		18,728,186	(G)	23,089,805

Diluted net income (loss) per common share	$(0.15)				$(1.40)

See notes to pro forma condensed combined financial statements

5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

Note 1 – Description of Organization and Business Operations

The pro forma adjustments have been prepared as if the Transactions had been consummated on January 1, 2018, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations and on June 30, 2019 in the case of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial statements have been prepared on the basis that the acquisition of AEII/WPT under Agreement and Plan of Reorganization will be accounted for as a reverse merger in accordance with GAAP. Under this method of accounting, BRAC will be treated as the acquired company and AEII/WPT will be treated as the acquirer for financial reporting purposes. This determination was primarily based on no individual or group of owners having over 50% voting interest post Transactions, AEII/WPT operations comprising the ongoing operations of the combined entity, and the management team and board of AEII/WPT comprised of the majority of the management team and board of the combined entity. Accordingly, for accounting purposes, the acquisition will be treated as the equivalent of AEII/WPT issuing stock for the net assets of BRAC. The net assets of BRAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition will be those of AEII/WPT.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement and are subject to change as additional information becomes available and additional analyses are performed. One-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Transactions and the other related transactions are not included in the unaudited pro forma condensed combined statements of operations. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed combined balance sheet as a decrease to retained earnings and a decrease to cash.

Pursuant to the Agreement, the aggregate consideration received by the owners of AEII/WPT is subject to adjustment based on a Company Financing Adjustment, as defined in the Agreement. Based on financing received there would be no adjustment to the aggregate consideration received by the owners of AEII/WPT, and the unaudited pro forma condensed combined financial statements have been prepared on that basis and include the results of the interim financing as a pro forma adjustment.

Note 2 – Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2019

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 reflects the following adjustments assuming the Transactions occurred on June 30, 2019:

A.	Represents the BRAC unaudited historical consolidated balance sheet as of June 30, 2019.

B.	Represents the AEII/WPT unaudited historical combined balance sheet as of June 30, 2019.

C.	Represents the pro forma adjustment to cash and cash equivalents to reflect the following:

Assuming no conversions
Cash transferred to restricted cash per Subscription Agreements	$(5,000)	(D)
Investments held in Trust Account	142,048	(E)
Net redemptions of common stock	(126,129)	(F)
Transaction expenses paid in cash	(2,476)	(G)
Cash payment to Ourgame	(1,900)	(H)
Cash payment of Payables	(1,600)	(H)
Convertible notes repaid to Sponsor	(150)	(J)
Proceeds from subscribers	4,932	(K)
	$9,725

6

D.	Represents cash placed in escrow and restricted for use towards specific capital projects.

E.	Represents the pro forma adjustment to reclassify the cash and investments held in the Trust Account to cash and cash equivalents to reflect that the cash and investments in the Trust Account are available for use in connection with the Transactions.

F.	Represents conversions of $95,100 of common stock made at the Extension Date and an additional $31,029 converted at the Merger Date.

G.	Represents payment of transaction costs totaling $8,359 including $4,000 of contingent underwriting commissions and $4,359 of other costs including advisory, legal and accounting fees. By agreement with certain of the vendors, including the underwriter and investment advisors, $5,883 of the transaction costs are paid in stock at a rate of $6.59 per share and the remaining $2,476 is paid in cash.

H.	Represents payment of $34,000 to Ourgame with $32,703 represented as a repayment of the due to parent liability and the balance applied to additional paid in capital. The payment was in form of $1,900 in cash, $12,144 in common stock at $6.59 per share, $10,000 from the assumption of the Ourgame Notes in addition to $1,200 accrued interest on the Ourgame Notes and $8,756 from the assumption of certain liabilities to employees of AEII/WPT which was paid upon the Merger, $1,600 of which is paid in cash and $7,156 is paid in the form of common stock at $6.59 per share.

I.	Represents the pro forma adjustment for reclassification of the Allied Notes to long term. The notes were recorded at $3,577 subject to a discount for the value of the warrants of $423. The warrant’s estimated value was recorded as additional paid in capital. Of the $4,000 of the Allied Notes, $1,000 was issued to a related party of AEII/WPT. As part of the purchase price, BRAC is assuming the Ourgame Notes which are being recorded at their $10,000 face value less a $619 beneficial conversion factor. The beneficial conversion factor is recorded as additional paid in capital.

J.	Represents the pro forma adjustments for the conversion of $600 of BRAC convertible notes converted to common stock with remaining $150 of convertible notes repaid to Sponsor.

K..	Pro forma adjustment to reflect $4,932 of net proceeds received from the private placement of 479,546 shares of common stock at $10.30 per common share with the subscribers. Additionally, $13,068 of subscribers commitments were fulfilled through purchases of public shares on the open market or through privately negotiated transactions. An additional 262,527 shares of BRAC common stock were issued for the subscribers and the Sponsor transferred 720,000 shares to the subscribers for their agreement to enter into the commitments.

L.	Represents the pro forma adjustments to reclassify reflect the conversion of common stock upon extension of $126,129 and the reclassification of the remaining $10,009 balance of common stock subject to conversion to stockholders’ equity to reflect that the conversion rights will no longer exist following the Transactions.

M.	Represents the recapitalization of common shares between common stock and additional paid-in-capital. The adjustments are calculated by multiplying the applicable number of shares by the par value per share of common stock, $0.0001 per share.

7

N.	Represents pro forma adjustments to additional paid-in-capital to reflect the following:

Transaction expenses paid in stock	$5,883	(G)
Payment to Ourgame paid in equity	12,144	(H)
Ourgame Employee Liabilities guaranteed and paid in equity	7,156	(H)
Remaining payment to Ourgame applied to equity	(1,297)	(H)
Value of warrants issued with Allied warrants	423	(I)
Equity component of conversion feature of guaranteed convertible notes payable	619	(I)
Conversion of BRAC convertible notes payable including issuance subsequent to March 31, 2019	600	(J)
Proceeds from subscribers	4,932	(K)
Reclassification from temporary equity to equity	10,009	(L)
Recapitalization of common shares	(3)	(M)
Transfer of parent's net equity to additional paid in capital	17,364	(O)
Elimination of BRAC's retained earnings	1,906	(P)
	$59,736

O.	Represents reclassification of Parent’s net equity to additional paid-in capital as the accounting acquirer is not a separate and distinct entity.

P.	Represents the pro forma adjustment to eliminate the retained earnings of BRAC, the accounting acquiree, to additional paid-in capital.

Q.	Represents pro forma adjustments to retained earnings (accumulated deficit) for the following:

Transaction expenses	$(8,359)	(G)
Elimination of BRAC's retained earnings	(1,906)	(P)
	$(10,265)

Note 3 – Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2019

A.	Represents the BRAC unaudited historical consolidated statement of operations for the six months ended June 30, 2019.

B.	Represents the AEII/WPT unaudited historical combined statement of operations for the six months ended June 30, 2019.

C.	Represents the pro forma adjustment to remove interest income and unrealized gains on assets held in the Trust Account.

D.	Represents interest and amortized discount on Allied Notes and Ourgame Notes assumed in transaction less amounts previously recognized by AEII/WPT.

E.	Represents pro forma income tax provision adjustment assuming there would be an allowance for any tax benefit from losses.

F.	Represents adjustments to weighted average basic and diluted shares outstanding to arrive at the pro forma shares outstanding in both the no redemption and maximum redemption scenarios, as follows:

8

Pro Forma
Denominator:
Public stockholders	1,538,149
Public stockholders rights accrued(1)	1,380,000
Sponsor	2,575,000
Sponsor shares transferred to Purchasers	720,000
Sponsor shares transferred to Ourgame	600,000
Sponsor rights accrued(1)	44,500
Sponsor note conversion shares	60,000
Sponsor note conversion rights accrued(1)	6,000
AEII/WPT shareholders	11,602,754
AEII/WPT shares issued in lieu of cash	1,842,831
Transaction expenses settled in equity	892,650
Shares issued through purchase agreements	479,546
Purchase agreement bonus shares	262,527
Shares issued to satisfy Employee Payables	1,085,848
Proforma basic and diluted shares outstanding	23,089,805
Redemption adjustment to shares(2)
Weighted average shares outstanding, basic	4,424,041
Pro forma adjustment	18,665,764
Weighted average shares outstanding, diluted	4,424,041
Pro forma adjustment	18,665,764

(1)	13,800,000 public stockholder rights, 445,000 private place rights of the Sponsor and 60,000 rights received upon conversion of the convertible note payable receive one-tenth of one share of common stock upon the consummation of a business combination.

Note 4 – Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2018

A.	Represents the BRAC historical consolidated statement of operations for the year ended December 31, 2018.

B.	Represents the AEII/WPT historical combined statement of operations for the year ended December 31, 2018.

C.	Represents pro forma adjustment for increase in management fees for a five month period from Sponsor.

D.	Represents the pro forma adjustment to remove interest income and unrealized gains on assets held in the Trust Account.

E.	Represents the pro forma adjustment to interest expense as follows:

9

Interest expense from note payable to parent converted to equity	$2,062
Interest from the line of credit repaid by parent and contributed to equity	55
Represents interest and amortized discount on Allied Notes	(1,819)
Represents interest and amortized discount on Allied Notes	(903)
Total interest adjusted in pro forma	$(605)

F.	Represents pro forma income tax provision adjustment assuming there would be an allowance for any tax benefit from losses.

G.	Represents adjustments to weighted average basic and diluted shares outstanding to arrive at the pro forma shares outstanding in both the no redemption and maximum redemption scenarios, as follows:

Pro Forma Assuming No Redemptions
Denominator:
Public stockholders	1,538,149
Public stockholders rights accrued(1)	1,380,000
Sponsor	2,575,000
Sponsor shares transferred to Purchasers	720,000
Sponsor shares transferred to Ourgame	600,000
Sponsor rights accrued(1)	44,500
Sponsor note conversion shares	60,000
Sponsor note conversion rights accrued(1)	6,000
AEII/WPT shareholders	11,602,754
AEII/WPT shares issued in lieu of cash	1,842,831
Transaction expenses settled in equity	892,650
Shares issued through purchase agreements	479,546
Purchase agreement bonus shares	262,527
Shares issued to satisfy Employee Payables	1,085,848
Proforma basic and diluted shares outstanding	23,089,805
Redemption adjustment to shares(2)
Weighted average shares outstanding, basic	4,361,619
Pro forma adjustment	18,728,186
Weighted average shares outstanding, diluted	4,361,619
Pro forma adjustment	18,728,186

(1)	13,800,000 public stockholder rights, 445,000 private place rights of the Sponsor and 65,000 rights received upon conversion of the convertible note payable receive one-tenth of one share of common stock upon the consummation of a business combination.

10

Note 5 – Related Party Transactions

As described in more detail in the section entitled “Executive Compensation – Adam Pliska Employment Agreement” of the Proxy Statement, Adam Pliska, who serves as President and CEO of the WPT entities and as an executive for Ourgame, and who will serve as President of BRAC and CEO of the WPT Entities after the consummation of the Mergers, will receive $1.5 million for WPT’s performance prior to the closing of the Mergers. Additionally, Mr. Pliska is entitled to receive (via Trisara, a consulting company he is a member of) a payment equal to 2% of the total gross proceeds from the sale of the WPT business up to $45 million, and an additional 1% of any amounts over $45 million. Since the WPT business is valued at $50 million for purposes of the Mergers, Mr. Pliska will be entitled to a payment of $950,000 in connection with the above provisions (the “WPT Payment”). Furthermore, Mr. Pliska is entitled to receive $2,000,012 as part of a profit participation agreement with Ourgame (the (Profit Participation Payment”). In addition to the above payments due to Mr. Pliska upon the closing of the Mergers, pursuant to a SPAC Introduction Agreement entered into between Mr. Pliska (via Trisara), Practicans, LLC and the various entities comprising Allied Esports on August 22, 2018, and as amended on December 19, 2018 and August 5, 2019, and in consideration of Trisara introducing Ourgame to Black Ridge and facilitating the Mergers, Trisara will be entitled to receive 290,069 shares of BRAC common stock, as well as a cash payment of $700,000 (the “Finder Payments”). Mr. Pliska has agreed to accept 546,300 shares of BRAC common stock, as well as a cash payment of $50,000, as full satisfaction of the WPT Payment, Profit Participation Payments and Finder Payments.

These amounts are primary obligations of Ourgame, but have been guaranteed by WPT. As these are primary obligations of Ourgame, they are not reflected in the pro forma condensed combined financial statements.

There are no other material non-recurring related party transactions related to the Merger Transactions that are not reflected in the pro forma financial statements.

11